SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 6, 2010

Millstream Ventures, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53167	87-0405708
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

374 East 400 South, Suite 3, Springville, UT	84663
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(801) 489-9438

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     .

Written communications pursuant to Rule 425 under the Securities Act

     .

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

     .

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

     .

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01

Entry into a Material Definitive Agreement.

On October 6, 2010, Millstream Ventures, Inc. (the “Company”) issued a promissory note to 1st Orion Corp.  The principal amount of the promissory note is $4,000 and represents funds advanced to the Company by 1st Orion Corp. on or about September 30, 2010.  The promissory note bears interest at 8% per annum commencing September 30, 2010, and is due and payable on March 31, 2012.  Upon the occurrence of any event of default, the holder of the note may declare the unpaid principal amount of the note and interest thereon immediately due and payable.  Events of default shall include default in repayment of the note, voluntary bankruptcy or reorganization of the Company, or resignation or replacement of the entire Board of Directors as constituted on October 6, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Millstream Ventures, Inc.

Date:  October 19, 2010

By /s/ Steven L. White

      Steven L. White, President

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